Exhibit 99.1

Barnes & Noble Education Shareholders Approve Milestone Equity and Refinancing

Transactions to Significantly Strengthen Balance Sheet and Advance Industry Leading

Services for Institutions and Students

BNED to Receive $95 Million of New Equity Capital Through $50 Million Equity Investment and $45 Million Fully Backstopped Equity Rights Offering Led by Immersion Corporation

Converts Approximately $34 Million of Second Lien Debt to Equity

Shareholders Approve Seven Directors to Serve on Board of Directors

BASKING RIDGE, N.J. June 5, 2024 – Barnes & Noble Education, Inc. (NYSE: BNED) (“BNED” or the “Company”), a leading solutions provider for the education industry, today announced that its shareholders have voted to approve its previously announced equity and refinancing transactions with Immersion Corporation (NASDAQ: IMMR) (“Immersion”), and certain of the Company’s existing shareholders and strategic relationships (collectively, the “Transactions”). Receiving today’s shareholder approval marks a key step toward closing the Transactions, which are expected to significantly strengthen BNED’s long-term financial position, deleverage its balance sheet, and enable it to continue to strategically invest in innovation.

Upon close, which is expected in the second week of June 2024:

•

BNED will receive gross proceeds of $95 million of new equity capital through a $50 million new equity investment (the “Private Investment”) led by Immersion and a $45 million fully backstopped equity rights offering (the “Rights Offering”); the transactions are expected to infuse approximately $75 million of net cash proceeds after transaction costs;

•

The Company’s existing second lien lenders, affiliates of Fanatics, Lids, and VitalSource Technologies (“VitalSource”) (collectively, the “Second Lien Lenders”), will convert approximately $34 million of outstanding principal and any accrued and unpaid interest into BNED Common Stock;

•

The Company will refinance its existing asset backed loan facility, pursuant to an agreement with its first lien holders, providing the Company with access to a $325 million facility (the “ABL Facility”) maturing in 2028. The refinanced ABL Facility is expected to meaningfully enhance BNED’s financial flexibility and reduce its annual interest expense; and

Changes to Board of Directors

In addition to the approval of the Transactions, shareholders approved the appointment of five new Directors to the Company’s Board of Directors, and re-appointment of two existing Directors, Kathryn Eberle Walker and Denise Warren. The appointments to the Board of Directors will be effective at the closing of the Transactions:

•	Eric Singer, President, CEO and Chairman of the Board of Immersion Corporation

•	Emily S. Hoffman, Chief Marketing Officer of SmartPak

•	Sean Madnani, Chief Executive Officer of Twist Capital

•	William Martin, Chief Strategy Officer of Immersion Corporation

•	Elias Nader, Chief Financial Officer of QuickLogic Corporation

•	Kathryn Eberle Walker, Chief Executive Officer, Presence Learning Inc., Member of BNED Board of Directors since 2022

•	Denise Warren, Founder and Chief Executive Officer of Netlyst, LLC, Member of BNED Board of Directors since 2022

For more information on the newly appointed Board of Directors, including full biographies, please refer to the Company’s proxy statement.

Mario Dell’Aera Jr., David Golden, Michael Huseby, Steven Panagos, Vice Admiral John Ryan, Rory Wallace, and Raphael Wallander will step down from the Company’s Board of Directors, effective at the closing of the Transactions.

Advisors

Paul Hastings LLP is serving as legal advisor and Houlihan Lokey, Inc. and Berkeley Research Group, LLC are serving as financial advisors to BNED. Pillsbury Winthrop Shaw Pittman LLP is serving as legal advisor and BTIG LLC is serving as financial advisor to Immersion Corporation.

About Barnes & Noble Education, Inc.

Barnes & Noble Education, Inc. (NYSE: BNED) is a leading solutions provider for the education industry, driving affordability, access and achievement at hundreds of academic institutions nationwide and ensuring millions of students are equipped for success in the classroom and beyond. Through its family of brands, BNED offers campus retail services and academic solutions, wholesale capabilities and more. BNED is a company serving all who work to elevate their lives through education, supporting students, faculty and institutions as they make tomorrow a better, more inclusive and smarter world. For more information, visit www.bned.com.

About Immersion Corporation

Immersion, Inc. (NASDAQ: IMMR) is a Nasdaq-listed company in the Russell 2000 that is primarily engaged in the business of intellectual property licensing. Immersion is well capitalized with over $200 million of cash and investments and no debt as of March 31, 2024.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to us and our business that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including, among others: the completion, timing, size and use of proceeds of the Transactions; the amount of our indebtedness and ability to comply with covenants applicable to current and/or any future debt financing; our ability to satisfy future capital and liquidity requirements; our ability to continue as a going concern; our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; our ability to maintain adequate liquidity levels to support ongoing inventory purchases and related vendor payments in a timely manner; our ability to attract and retain employees; the pace of equitable and inclusive access adoption in the marketplace is slower than anticipated and our ability to successfully convert the majority of our institutions to our BNC First Day® equitable and inclusive access course material models or successfully compete with third parties that provide similar equitable and inclusive access solutions; the United States Department of Education has recently proposed regulatory changes that, if adopted as proposed, could impact equitable and inclusive access models across the higher education industry; the strategic objectives, successful integration, anticipated synergies, and/or other expected potential benefits of various strategic and restructuring initiative, may not be fully realized or may take longer than expected; dependency on strategic service provider relationships, such as with VitalSource Technologies, Inc. and the Fanatics Retail Group Fulfillment, LLC (“Fanatics”) and Fanatics Lids College, Inc. D/B/A “Lids” (“Lids”), and the potential for adverse operational and financial changes to these strategic service provider relationships, may adversely impact our business; non-renewal of managed bookstore, physical and/or online store contracts and higher-than-anticipated store closings; decisions by K-12 schools, colleges and universities to outsource their physical and/or online bookstore operations or change the operation of their bookstores; general competitive conditions, including actions our competitors and content providers may take to grow their businesses; the risk of changes in price or in formats of course materials by publishers, which could negatively impact revenues and margin; changes to purchase or rental terms, payment terms, return policies, the discount or margin on products or other terms with our suppliers; product shortages, including decreases in the used textbook inventory supply associated with the implementation of publishers’ digital offerings and direct to student textbook consignment rental programs; work stoppages or increases in labor costs; possible increases in shipping rates or interruptions in shipping services; a decline in college enrollment or decreased funding available for students; decreased consumer demand for our products, low growth or declining sales; the general economic environment and consumer spending patterns; trends and challenges to our business and in the locations in which we have stores; risks associated with operation or performance of MBS Textbook Exchange, LLC’s point-of-sales systems that are sold to college bookstore customers; technological changes, including the adoption of artificial intelligence technologies for educational content; risks associated with counterfeit and piracy of digital and print materials; risks associated with the potential loss of control over personal information; risks associated with the potential misappropriation of our intellectual property; disruptions to our information technology systems, infrastructure, data, supplier systems, and customer ordering and payment systems due to computer malware, viruses, hacking and phishing attacks, resulting in harm to our business and results of operations; disruption of or interference with third party service providers and our own proprietary technology; risks associated with the impact that public health crises, epidemics, and pandemics, such as the COVID-19 pandemic, have on the overall demand for BNED products and services, our operations, the operations of our suppliers, service providers, and campus partners, and the effectiveness of our response to these risks; lingering impacts that public health crises may have on the ability of our suppliers to manufacture or source products, particularly from outside of the United States; changes in applicable domestic and international laws, rules or regulations, including, without limitation, U.S. tax reform, changes in tax rates, laws and regulations, as well as related guidance; changes in and enactment of applicable laws, rules or regulations or changes in enforcement practices including, without limitation, with regard to consumer data privacy rights, which may restrict or prohibit our use of consumer personal information for texts, emails, interest based online advertising, or similar marketing and sales activities; adverse results from litigation, governmental investigations, tax-related proceedings, or audits; changes in accounting standards; and the other risks and uncertainties detailed in the section titled “Risk Factors” in Part I - Item 1A in our Annual Report on Form 10-K for the fiscal year ended April 29, 2023 and in Part II – Item 1A in our Quarterly Reports on Form 10-Q. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

BNED Contact – Media and Investors

Hunter Blankenbaker

Vice President – Corporate Communications and Investor Relations

(908) 991-2776

hblankenbaker@bned.com